UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 22, 2020

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2020, the Board of Directors (the “Board”) of Fortinet, Inc. (the “Company”) increased the size of the Board from eight to nine directors and filled the newly created vacancy on the Board by appointing Kenneth A. Goldman to join the Board as a director, in each case, effective October 16, 2020. Mr. Goldman will serve until the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) and until Mr. Goldman’s successor shall have been duly elected and qualified, or until Mr. Goldman’s earlier death, resignation, disqualification or removal. There is no arrangement or understanding between Mr. Goldman and the Company or any other person pursuant to which he was selected as a director. Mr. Goldman has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

In connection with his appointment to the Board, and in accordance with the Company’s non-employee director compensation policy, Mr. Goldman will receive an annual cash retainer of $55,000 for serving on the Board, as well as annual cash retainers for service on any committees of the Board to which Mr. Goldman is appointed. In addition and subject to approval of the Board, in accordance with the Company’s non-employee director compensation policy, as most recently amended in July 2020, Mr. Goldman will be granted restricted stock units (“RSUs”) with a grant date fair value of $250,000, pro-rated based on the projected days from Mr. Goldman’s start date through the date of the 2021 Annual Meeting. Mr. Goldman’s RSUs will vest on the day prior to the 2021 Annual Meeting.

Mr. Goldman has entered into the Company’s standard form of indemnification agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 10, 2009 (File No. 333-161190). Mr. Goldman has also entered into the Company’s standard form of change of control agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2015 (File No. 001-34511). Both agreements will be effective upon Mr. Goldman’s effective start date as a member of the Board. In accordance with such change of control agreement, all of Mr. Goldman’s unvested equity awards at the time of a change of control, including the RSUs, shall vest immediately prior to the consummation of such change of control.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 24, 2020
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: August 26, 2020	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and General Counsel